Exhibit 99.1
  MEDTOX® Scientific, Inc.
Third Quarter Conference Call
October 13, 2010

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Good morning everyone.  I’m Kevin Wiersma, CFO of the company and also a chief operating officer of the MEDTOX Laboratory Services division.    Welcome to our third quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item:  Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors are described from time to time in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we would also like to welcome those listeners who have accessed this morning’s call on the internet.  Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry.   We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this time I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin.

Lab-based drugs-of-abuse business showed strong growth in new sales quarter over quarter.  New hiring remains muted, yet our service-oriented approach to the market continues to drive sales and new opportunities.

Our Clinical laboratory revenues increased to a record $7.9 million from $6.2 million, or a 28.1% increase from the prior-year period largely attributed to our clinical laboratory expansion.  New account activity in the clinical laboratory for the quarter was solid, and we maintain a long-term positive view of our clinical laboratory diversification efforts.  Clinical Trial Services also had a record quarter.

In the Diagnostic Segment, revenues were also up for the second consecutive quarter. Sales of devices into the hospital market continue to increase. At the end of the quarter there were 455 MEDTOXScan® Readers being utilized in hospitals, with an additional 100 Readers in hospitals being evaluated. This compares to 405 Readers being utilized in hospitals and 110 being evaluated at the end of Q2.

We enjoyed improved gross margin and gross profit for the quarter. SG&A for the quarter improved as a percentage of sales compared to the first and second quarters. We are beginning to see a flattening of SG&A growth and expect that the metrics will further improve at the end of Q1 2011 when we have the anniversary of the SG&A increases due to our laboratory expansion.

We remain committed to our strategy of gaining increased market share in drugs-of-abuse and aggressively diversifying into larger and higher value clinical markets as a solid, sustainable and long term strategy. Kevin will now present more financial detail related to the quarter.

Kevin …

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Thank you, Dick. Here are some details regarding the quarter.   Revenues were a record $25.8 million in the quarter, up 15.9% from the third quarter of last year.

In our lab business, third quarter revenues were $20.7 million, up 17.1% from the third quarter of last year.  Revenues from drugs-of-abuse testing increased 9.8% for the quarter due to more stable testing volumes from our existing workplace clients and an increase in revenues from new clients.  Revenues in our clinical and other laboratory services were up 28.1% for the quarter due to continued growth generated by our expanded clinical laboratory capabilities.  Revenues in clinical trial services increased 17.8%, and were in line with our expectations.

In our diagnostic products business, third quarter revenues were $5.1 million, up 11.2% from last year due primarily to strong sales in the workplace drugs-of-abuse market with our PROFILE®-II A and PROFILE®-III A products, and increased sales of PROFILE®-V sold into the hospital market with our MEDTOXScan® Reader.

Gross profit was a record $10.8 million up 24.5% from third quarter last year.

Our overall gross margin was 41.9% in the third quarter, compared to 39.0% last year.

Our lab business operated at a 37.4% margin in the third quarter, up from 33.7% in the third quarter of last year.  The increase in gross margin was due to test mix and an increase in volume.

Gross margin in our diagnostic products division was 60.3%, up from 59.4% last year.

Our selling, general and administrative expenses were $8.4 million or 32.5% of revenues in the quarter, up from $7.1 million or 31.8% of revenues in the third quarter last year, but down as a percentage of revenues from the first and second quarters of this year.  We expect SG&A expenses to remain near their current levels in the fourth quarter.

Research and development expenses were $576,000 in the quarter compared to $555,000 in the third quarter of last year.

We recorded other expense of $34,000 in the quarter compared to other income of $147,000 last year.  The change is primarily due to an investment loss on our marketable equity securities held in trust in the quarter compared to an investment gain in the third quarter of last year.

Net income in the quarter increased 51.5% to $1.1 million and diluted earnings per share were $0.13 compared to $0.09 in the third quarter last year.

In terms of the balance sheet, our trade receivables are up from their year-end levels. Our days sales outstanding was 72.8 days for the quarter compared to 64.7 days last year primarily due to the timing of cash receipts.  Cash receipts for the first three business days following the end of the quarter were $2.3 million.  Had the $2.3 million been received prior to quarter end, our days sales outstanding would have been reduced by 8.1 days.

For the first nine months of the year, capital expenditures were $4.5 million and depreciation and amortization was $4.3 million. Cash flow from operations was $5.0 million for the first nine months of the year.   This concludes our review of the Company’s financial performance.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin.  We would now be glad to take any questions that you may have.

QUESTION AND ANSWER

Steven Crowley - Craig-Hallum Capital Group - Analyst

Good morning, gentlemen, and congratulations on the nice quarter. A few questions and then I'll hop back in the queue and come back since we don't get to talk that often.

In terms of the hospital diagnostic business, you referenced some nice metrics on the number of Readers. It seems like you continue to gain nice traction there. Can you give us some feel for how that is translating to growth in the proprietary consumables; and maybe utilization of those consumables and how they're tracking relative to your thoughts some time ago?

Jim Schoonover - MEDTOX - VP & CMO

Yes, Steve, this is Jim Schoonover. I think the expected utilization on a per Reader basis remains pretty constant. By and large, for each Reader that is placed, we generally deliver somewhere in the 50 to 75 device per month range for the average hospital. Obviously, larger hospitals might utilize more, but that seems to be a fairly consistent metric that has continued to be validated throughout the year.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And in terms of the positive stacking that should take place as you get more and more of these out there, are you seeing that translate into a reasonable growth rate in the hospital disposables business?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Steve, revenues in our diagnostic products were up in the quarter, and as we mentioned in the prepared remarks, certainly, the consumables associated with the MEDTOXScan® Reader was a factor in that growth; it continues to perform strong and we're happy with the performance that we're seeing.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And in terms of the competitive landscape, there certainly have been some changes with the historical leading player in the business, post-acquisition. Are you seeing that translate well for you into competitive opportunity? And the nature of the customers that are evaluating the product, are they pretty consistent with the folks who have already become customers; or are they larger chains? What can you tell us about that?

Dick Braun - MEDTOX - Chairman, President & CEO

Steve, this is Dick. I don't think we've seen the competitive landscape change this year. It's been sort of steady state, and if you look back over the last 12 to 18 months, the number of Readers that we've been putting out in a quarter is fairly consistent. So, we haven't really seen an impact.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, that's helpful. Now in terms of the workplace drugs-of-abuse business, it sounds -- well, obviously, growing almost 10% this quarter in a pretty muted environment for hiring, I'm certainly impressed with. Now, you're talking about relatively stable volumes from existing accounts; are you still seeing slightly negative comps on a year over year basis from the existing base and overwhelming that with new client business? What kind of flavor can you give us for that?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Yes, that's correct, Steve. We're still seeing the revenue from our existing clients that make up the revenue base from third quarter last year. They're down slightly, certainly more stable than they have been in the past, but they are down slightly in the quarter. So, again, it's the new revenue and picking up market share that's driving that growth.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And the market share gain equation for you guys, it's the same recipe, it sounds like that's been at work here for at least a couple of years. That service-intensive differentiation that you're able to provide the marketplace seems to still be resonating, or is there anything else going on competitively?

Jim Schoonover - MEDTOX - VP & CMO

No, I think Steve, that the service capability that we've developed has really been the driver for us for actually a number of years. And that still continues to be what we strive to make sure that our customers understand, there's a difference when you deal with us versus when you deal with some of the other competitors.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, and then one more question and I'll hop back in the queue. Kevin, it's for you, just in terms of breaking down the product sales total in the three typical buckets, could you do that for us?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Point-of-collection testing products, Steve, revenue in the quarter was $4.7 million. Contract manufacturing was $265,000 and the other diagnostic products, $170,000.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. Thanks. I'll let somebody else ask questions and then come back.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Hey, guys, I tried not to be too quick there, but I didn't want to let the call end without getting back in queue, so I'll ask a few more.

In terms of some of the newer businesses that you referenced, Dick, as having a pretty positive impact on the whole financial equation at the Company, can we get a little bit of color on the renewed success you're having in the clinical trials business, and whether that's one of the areas where you’ve had success expanding the customer base or customer list? And what kind of visibility you might have looking forward?

Dick Braun - MEDTOX - Chairman, President & CEO

The Clinical Trial Services, as you know, Steve, last year the performance really wasn't where we wanted it but there were a variety of reasons, as you're aware, of things that went on in the pharma industry, and we think it's now back to a more normal state.

The first quarter this year was still a bit of a hangover from last year, but the second and third quarters performed pretty well. Our expectations for the fourth quarter -- because we have some visibility into it, obviously, because it's already started -- it probably won't be quite as high as it was in the third quarter, but it will be a good quarter; and last year, if you look, we only did $1 million, so the comps will be pretty good in the fourth quarter.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great, and in terms of what you've been able to do with the customer base there, have you seen some expanded customer accounts there? Or do you think that's an opportunity as we go forward?

Jim Schoonover - MEDTOX - VP & CMO

Steve, this is Jim. I think it's actually a combination. We continue to work with existing customers on new projects that come our way, so there's definitely a deepening and expanding of a relationship or of relationships with existing clients; but we've also been able to establish new relationships, largely in the East Coast, somewhat in the West Coast, but it's been a combination of both new customers and deepening relationships with existing clients.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And is that deepening in relationships related to you adding some additional testing capabilities? Or is it just you getting deeper entrenched with these customers and you had offerings that they weren't utilizing before?

Dick Braun - MEDTOX - Chairman, President & CEO

It's both. And also we're pretty flexible in the sense that the customers are now beginning to bring us trials where we don't necessarily have the instrumentation, but we have the expertise if we choose to acquire the instrumentation, and it's just a function of looking at the economics. So it is really both.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. And one of the other new business areas that it sounds that you've had some nice success with is in the pain prescription drug monitoring business. Have you continued to see nice market acceptance of your service offering there, and does it still look like it's a pretty attractive growth opportunity?

Jim Schoonover - MEDTOX - VP & CMO

Steve, the answer is yes to both of those. It's a market that has grown very quickly. It seems to be going through some changes within the market in terms of CPT codes and things of that nature, but yet the opportunities that we have presented to physicians in that market have always been geared a little bit more towards trying to provide them with the kind of testing information that is necessary for them to monitor their patients properly. And our message has really not changed; it's one again of quality and service, and that continues to resonate well.  So it's been a stable base of customers that we've acquired throughout the year, plus we continue to win new opportunities and we think it's going to continue to be a strong area going forward.

Steven Crowley - Craig-Hallum Capital Group - Analyst

If I recall, I mean, part of the proposition, value proposition that you brought the medical community around this testing is a very established, reputable national supplier moving into a space that's been more of a cottage industry, with, you know -- these are my words, not yours -- maybe some questionable players. So does some of the equation work in your favor if there's a little more scrutiny of some of the players in the business?

Dick Braun - MEDTOX - Chairman, President & CEO

Yes.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. Now, a couple of the other areas that you've expanded into or maybe emphasized more of your offering over the past 18 months, that I'm just curious if anything started to percolate. In the general clinical laboratory business, given some of your geographical advantage over some of your competitors, have you begun to gain some traction with the general clinical laboratory services? Or are we still really on the front end of that happening?

Jim Schoonover - MEDTOX - VP & CMO

We have continued to gain some traction. It's a longer term process for us, because in the local market, we've always been considered more of a toxicology laboratory, so we've had to change certain perceptions. But that's started to happen, and as we gain more customers and as those customers get used to the level of service and the twice-a-day pickups and things of that nature, that continues to add to our reputation locally. I think it's going to be steady growth. We're not going to see an explosion, per se, but I think we'll continue to gain market share.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, and then just one final question. On your website, I've seen a little more mention of some of the novel lead and heavy metal testing that you're able to do. I've been historically reluctant to get too enthused about that marketplace, but there continues to be news flow about the problems revolving around lead and some heavy metals. What's your latest picture of the opportunity there?

Jim Schoonover - MEDTOX - VP & CMO

Well, I think it's a combined opportunity. First of all, there has historically, I think, been a sense that lead screening of children in particular would start to abate over a period of time and, in fact, that's not been the case. If anything, we've seen a pickup of interest on the part of pediatric physicians and others, Medicaid and Medicare HMOs, people of that nature, in doing lead testing on children. So that business actually has seen some resurgence for us.

And then, secondly, I think one of the things that you were mentioning related to our LeadTech Wipes®, and this is a product that we have that allows us to -- it's basically a cleaning wipe that allows us to take lead and other toxins off of people's hands who might be shooters or people of that nature. And that product has really just started to get introduced, and we don't have a lot of visibility yet in terms of where it's going to go, but we found some pretty good market acceptance so far.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. Thanks again for taking my questions and congrats on the good quarter.

 Dick Braun, MEDTOX - Chairman, President & CEO

We would like to thank you for joining us, and we look forward to speaking with you again when we announce year end results.   Thank you.